Exhibit 23.1


                                   [LOGO]
                     SHATSWELL, MacLEOD & COMPANY, P.C.
                        CERTIFIED PUBLIC ACCOUNTANTS



          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated January 13, 2005 with respect to the consolidated balance sheets of Slade's Ferry Bancorp. and Subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004 which report appears in the Annual Report on Form 10-K for the year ended December 31, 2004 of Slade's Ferry Bancorp.


                                      /s/ Shatswell, MacLeod & Company, P.C.

                                      SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
March 22, 2005


           83 PINE STREET * WEST PEABODY, MASSACHUSETTS 01960-3635
             TELEPHONE (978) 535-0206 * FACSIMILE (978) 535-9908
                   smc@shatswell.com     www.shatswell.com


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